Exhibit 10.3

DEALER MANAGER AGREEMENT

August 20, 2026

Fidelity Distributors Company LLC

900 Salem Street

Smithfield, Rhode Island 02917

This Dealer Manager Agreement (as may be amended, together with all attachments hereto, this “Agreement”) is entered into by and between Fidelity Core Real Estate Fund, a Maryland statutory trust (the “Company”), and Fidelity Distributors Company LLC, a Delaware limited liability company (the “Dealer Manager”).

The Company is conducting a continuous private offering (the “Offering”) in accordance with Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), of common shares of beneficial interest, each without par value per share (the “Shares”), in which the Company is offering three classes of Shares: Class I common shares of beneficial interest (“Class I Shares”), Class S common shares of beneficial interest (“Class S Shares”) and Class F common shares of beneficial interest (“Class F Shares”). The Shares will be issued and sold at the variable offering prices per Share for each class calculated as set forth in the Company’s confidential private placement memorandum, dated as of August 20, 2026 (as amended, restated or supplemented from time to time, the “Private Placement Memorandum”), pursuant to a primary offering (the “Primary Shares”) and the Company’s distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Private Placement Memorandum (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager). The differences between the classes of Shares and the eligibility requirements for each class are described in detail in the Private Placement Memorandum.

The Dealer Manager, as the managing dealer, and the Offering Participants (as defined below) will solicit subscriptions pursuant to which investors will invest in Shares, from time to time. Such solicitations will be made by the Dealer Manager and any Offering Participant on a “best efforts” basis. Investments will be solicited (i) in the United States only to U.S. persons who are “accredited investors” within the meaning of Regulation D under the Securities Act, and (ii) upon the Company’s prior written consent, outside the United States in accordance with Regulation S under the Securities Act and pursuant to the laws, rules, and regulations applicable to the offer and sale of Shares in the applicable non-U.S. jurisdiction.

The Shares are to be offered and sold as described under the caption “Plan of Distribution” in the Private Placement Memorandum. Except as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and (a) the broker-dealers participating in the Offering (the “Participating Broker-Dealers”) with whom the Dealer Manager has entered into or will enter into a Participating Broker-Dealer Agreement (a “Participating Broker-Dealer Agreement”) related to the distribution of Shares substantially in the form attached hereto as Exhibit A (or such other form as approved by the Company); (b) certain investment advisors, including, without limitation, both registered investment advisers (“RIAs”) and other advisors or managers exempt from federal and/or state RIA registration (each a “Selected RIA”) with whom the Dealer Manager has elected, in its sole discretion, to enter into a selected RIA agreement, either directly or through a Participating Broker-Dealer, related to the distribution of Shares in such form as is approved by the Company (a “Selected RIA Agreement”); and (c) other qualified financial institutions (each a “Selected Institution” and collectively with the Participating Broker-Dealers and Selected RIAs, the “Offering Participants”) with whom the Dealer Manager has elected, in its sole discretion, to enter into an appropriate agreement or other arrangements regarding the distribution or purchase of Shares in such form as is approved by the Company (collectively with the Participating Broker-Dealer Agreement and Selected RIA Agreement, “Offering Participant Agreements”), at a purchase price equal to the then-current “transaction price,” which will vary and will generally equal the most recently determined net asset value (“NAV”) per Share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Private Placement Memorandum), plus applicable upfront selling commissions. For shareholders who participate in the Company’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to the class of Shares that each shareholder owns will be automatically invested in additional Shares of the same class in accordance with the terms of the DRIP, a copy of which is attached as an appendix to the Private Placement Memorandum. The DRIP Shares are to be issued and sold to shareholders of the Company at the transaction price of the applicable class of Shares on the date that the distribution is paid.

1.
Representations and Warranties of the Company. The Company represents and warrants to the Dealer Manager and each Offering Participant with whom the Dealer Manager has entered into or will enter into an Offering Participant Agreement that, as of the date hereof and at all times during the Offering (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Company only makes such representations and warranties as of such date or dates), with respect to the Offering, as applicable, that:
a.
The Shares have not been registered under the Securities Act, the securities laws of any other State or the securities laws of any other jurisdiction, but will be offered and sold in reliance on an exemption from the registration requirements of the Securities Act and any other applicable laws pursuant to the Private Placement Memorandum. The Shares are being offered and sold (i) in the United States under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the Offering will be made, to U.S. persons who are “accredited investors” within the meaning of Regulation D under the Securities Act, and (ii) upon the Company’s prior written consent, outside the United States in accordance with Regulation S under the Securities Act. As of the date hereof, no jurisdiction in which the Shares have been or will be offered or sold has issued any notification with respect to the suspension of the qualification of the Shares for sale in such jurisdiction and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, threatened. The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Shares.
b.
The Company is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Private Placement Memorandum.
c.
The Private Placement Memorandum does not, and any amendments or supplements thereto will not, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Private Placement Memorandum, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Offering Participant expressly for use in the Private Placement Memorandum or any amendments or supplements thereto.
d.
The Company intends to use the funds received from the sale of the Shares as set forth in the Private Placement Memorandum.

e.
Except as have been obtained or waived, no material consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except any necessary qualification under the securities or blue sky laws of the jurisdictions in which the Shares are being offered by the Dealer Manager and the Offering Participants; and necessary qualification or notice under the conduct rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook (the “FINRA Rules”).
f.
Unless otherwise described in the Private Placement Memorandum, there are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company, at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company (a “Material Adverse Effect”).
g.
The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (a) the Company’s Amended and Restated Declaration of Trust, dated August 20, 2026 (as amended, restated or supplemented from time to time, the “Declaration of Trust”), (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Company is party, (c) any law, rule or regulation applicable to the Company or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws and except, in the cases of clauses (b), (c) and (d), for such conflicts or defaults, that individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
h.
The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.
i.
At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Private Placement Memorandum and the Declaration of Trust, and upon payment therefor as provided by the Private Placement Memorandum and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Private Placement Memorandum.
j.
Except as otherwise disclosed in the Private Placement Memorandum, the Company owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary to carry on the business now operated by the Company, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a Material Adverse Effect.
k.
The Company has filed all material federal, state and foreign income tax returns, which have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

l.
The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act.
m.
The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).
n.
Any and all printed sales literature or other materials that have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Private Placement Memorandum, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Private Placement Memorandum, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Authorized Sales Materials, Private Placement Memorandum, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Offering Participant expressly for use in the Authorized Sales Materials, Private Placement Memorandum or any amendments or supplements thereto. If at any time any event occurs that is known to the Company as a result of which such Authorized Sales Materials when used in conjunction with the Private Placement Memorandum would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will notify the Dealer Manager thereof.
o.
When applicable, the financial statements of the Company included in the registration statement on Form 10 (as amended, the “Form 10”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) and included or to be included in the Company’s periodic reports filed with the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the related notes, will present fairly, in all material respects, the financial position of the Company, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the SEC, except as described in the notes thereto.
p.
When applicable, the independent accounting firm that will have audited and certified any financial statements included in the Form 10 or to be included in the Company’s Annual Report on Form 10-K or any amendments thereto, shall be, as of the applicable dates thereof, and shall have been during the periods covered by their report included therein, independent registered public accountants as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.
q.
When applicable, the Company expects to implement and maintain controls and other procedures that will be designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; and the Company expects to implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Company’s knowledge, neither the Company, nor any employee or agent thereof, has made any payment of funds of the Company or received or retained any funds and no funds of the Company have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company.
r.
This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Dealer Manager, is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws
s.
The Company is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Private Placement Memorandum, requires such qualification, except where the failure to do so would not have a Material Adverse Effect.
t.
Neither the Company nor, to the knowledge of the Company, any trustee, officer, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
2.
Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:
a.
The Company will promptly advise the Dealer Manager of the receipt of any material comments of, or requests for additional or supplemental information from, the SEC to the extent that the Company expects such comments or requests will have a Material Adverse Effect on the Company or the Shares and of any proposed amendment or supplement to the Private Placement Memorandum. Prior to amending or supplementing the Private Placement Memorandum, the Company shall furnish to the Dealer Manager for its review, a reasonable period of time prior to the proposed use thereof, a copy of each such proposed amendment or supplement. The Company will file and amend a Form D in accordance with the rules and regulations of the Securities Act.
b.
The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with an electronic version of the Private Placement Memorandum, including all amendments, supplements and exhibits thereto, and the Authorized Sales Materials as the Dealer Manager may reasonably request. The Company will similarly furnish to the Dealer Manager and Offering Participants designated by the Dealer Manager an electronic version of the following documents as the Dealer Manager may reasonably request in connection with the sale of Shares: (a) the Private Placement Memorandum, including all amendments, supplements and exhibits thereto; and (b) any other Authorized Sales Materials.
c.
The Company will use its commercially reasonable efforts to (a) qualify the Shares for sale under, or to establish the exemption of the sale of the Shares from qualification or registration under, the securities laws of the applicable states or jurisdictions and (b) maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Company will prepare and file all such reports as may be required by the relevant state or jurisdiction, provided that the Dealer Manager shall have provided the Company with any information required for such filings or reports that is in the Dealer Manager’s possession. The Company will notify the Dealer Manager promptly following each date of (i) the effectiveness of qualification or exemption of Shares in any additional jurisdiction in which the sale of Shares has been authorized by appropriate state regulatory authorities; and (ii) a change in the status of the qualification or exemption of the Shares in any jurisdiction in any respect. The Dealer Manager will file and obtain clearance of the Private Placement Memorandum and Authorized Sales Materials only to the extent required by FINRA or applicable state securities laws. At the Company’s request, the Dealer Manager will furnish to the Company a copy of such papers filed by the Dealer Manager in connection with any such qualification.
d.
If at any time when a Private Placement Memorandum is delivered to a potential investor any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Private Placement Memorandum would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Private Placement Memorandum that will correct such statement or omission.
e.
The Company is conducting the offering of Shares as a private placement and shall not take any action that (i) causes the offering of the Shares to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the Securities Act and/or any regulations promulgated thereunder or (ii) causes the offering of Shares to lose its exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act.
f.
The Company will operate in a manner so as to enable the Company to qualify to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for each taxable year during which it elects to be treated as a REIT under the Code; provided, however, that at the discretion of the Company’s trustee, it may elect to not be so treated.
3.
Obligations and Compensation of Dealer Manager.
a.
The Company hereby appoints the Dealer Manager as its agent during the Offering to solicit subscriptions for the Shares upon the other terms and conditions set forth in the Private Placement Memorandum and the subscription agreement (the “Subscription Agreement”). The Dealer Manager hereby accepts such agency and agrees to use its best efforts to procure subscribers for the Shares during the Offering, including through the Offering Participants. The Dealer Manager represents to the Company that it is a member in good standing of FINRA and that it and its employees and representatives have all required licenses and registrations to act under this Agreement. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply, and ensure that the Offering Participants comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect.
b.
The Dealer Manager shall comply and require in the Offering Participant Agreements that the Offering Participants comply, with (a) the privacy standards and requirements of the GLB Act; (b) the privacy standards and requirements of any other applicable federal or state law; and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

c.
Promptly after the execution of this Agreement, the Dealer Manager and the Offering Participants shall commence the offering of the Shares in the Offering for cash in such jurisdictions in which the Offering is permitted.
d.
The Dealer Manager shall cause the Shares to be offered and sold only in the Qualified Jurisdictions, as designated in Schedule II hereto, and in such additional jurisdictions as may be added thereto from time to time. No Shares shall be offered or sold for the account of the Company in any other jurisdictions. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Shares only the Private Placement Memorandum and the Authorized Sales Materials. The Authorized Sales Materials may only be furnished to prospective investors if accompanied or preceded by the Private Placement Memorandum. The Dealer Manager represents and warrants to the Company that it will not (i) use any sales literature not authorized and approved by the Company; (ii) use any “broker-dealer use only,” “advisor use only” or similar materials with prospective investors in connection with offers or sales of the Shares; or (iii) offer or sell Shares by means of any form of general solicitation or general advertisement, including but not limited to (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio and (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Dealer Manager agrees to comply with all applicable requirements under the Securities Act, the Exchange Act, conduct rules and/or regulations promulgated by FINRA and any other foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory organization in offering and selling Shares. The Dealer Manager agrees and will cause the Offering Participants to each agree, to suspend or terminate offering and sale of the Shares upon request of the Company at any time and to resume offering and sale of the Shares upon subsequent request of the Company.
e.
Except as may be provided in the “Plan of Distribution” section of the Private Placement Memorandum, which may be amended, restated or supplemented from time to time, and subject to certain Offering Participants’ right to retain selling commissions as described in the Offering Participant Agreement, the Company will pay to the Dealer Manager selling commissions in connection with sales of Class S Shares as described in Schedule I to this Agreement. The applicable selling commissions payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of Class S Shares and all or a portion of the selling commissions may be reallowed by the Dealer Manager to the Offering Participant who sold the Class S Shares giving rise to such selling commissions, as described more fully in the Offering Participant Agreement entered into with each such Participating Broker-Dealer.
f.
Except as may be provided in the “Plan of Distribution” section of the Private Placement Memorandum, which may be amended, restated or supplemented from time to time, subject to the limitations set forth in Section 3.g. below, the Company will pay to the Dealer Manager a shareholder servicing fee with respect to all outstanding Class S Shares, as described in Schedule I to this Agreement (the “Servicing Fee”). The Company will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager may reallow all or a portion of the Servicing Fee to any Offering Participants who sold the Class S Shares giving rise to a portion of such Servicing Fee to the extent the Offering Participant Agreement with such Offering Participant provides for such a reallowance and such Offering Participant is in compliance with the terms of such Offering Participant Agreement related to such reallowance.

Notwithstanding the foregoing, subject to the terms of the Private Placement Memorandum, at such time as the Offering Participant who sold the Class S Shares giving rise to a portion of the Servicing Fee is no longer the broker-dealer of record with respect to such Class S Shares or that the Offering Participant no longer satisfies any or all of the conditions in its Offering Participant Agreement for the receipt of the Servicing Fee, then such Offering Participant’s entitlement to the Servicing Fees related to such Class S Shares, as applicable, shall cease, and such Offering Participant shall not receive the Servicing

Fee for any month in which such Offering Participant is not eligible on the last day of such month. Broker-dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class S Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Broker-Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Participating Broker-Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Servicing Dealer is not entitled to any Servicing Fee with respect to Class I Shares or Class F Shares. The Dealer Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

g.
The Company will cease paying the Servicing Fee on Class S Shares with respect to any Class S Shares held in a shareholder’s account on the earliest to occur of: (i) a listing of Class I Shares on a national securities exchange, (ii) a merger or consolidation of the Company with or into another entity or the sale or other disposition of all or substantially all of the Company’s assets, as a result of which shareholders receive, or have the option to receive, cash, securities redeemable for cash and/or securities of another issuer that are publicly registered or listed on a national securities exchange (other than in connection with a Public REIT Conversion (as defined in the Declaration of Trust), or (iii) the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total upfront selling commissions and Servicing Fee paid with respect to such Class S Shares would exceed any applicable limit set by a participating broker-dealer set forth in any applicable agreement between the Dealer Manager and a participating broker-dealer at the time such Class S Shares were issued.
h.
The terms of any reallowance of selling commissions and the Servicing Fee shall be set forth in the Offering Participant Agreement or Servicing Agreement entered into with the Offering Participant or Servicing Dealer, as applicable. The Company will not be liable or responsible to any Offering Participant or Servicing Dealer for direct payment of selling commissions, or any reallowance of the Servicing Fee to such Offering Participant or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of selling commissions or any reallowance of the Servicing Fee to Offering Participants and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of the selling commissions or Servicing Fees to Offering Participants on behalf of the Dealer Manager without incurring any liability.
i.
In addition to the other items of compensation set forth in this Section 3, the Company and Fidelity Diversifying Solutions LLC (the “Investment Manager”) shall pay or reimburse the Dealer Manager for all other items of compensation provided for in the Private Placement Memorandum, to the extent the Private Placement Memorandum indicates that such compensation will be paid or reimbursed by the Company or the Investment Manager, as applicable.
j.
The Dealer Manager represents and warrants to the Company that the information under the caption “Plan of Distribution” in the Private Placement Memorandum and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Private Placement Memorandum, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
k.
The Dealer Manager and all Offering Participants will offer and sell the Shares at the offering prices per Share as determined in accordance with the Private Placement Memorandum.
l.
The Dealer Manager has not taken and shall not take any action that causes the offering of the Shares to lose any applicable exemption from registration with the SEC, including the exemptions provided by (i) Section 4(a)(2) of the Securities Act and/or any regulations promulgated thereunder or (ii) Rule 506(b) of Regulation D under the Securities Act.
m.
Neither the Dealer Manager nor any of its affiliates, directors, executive officers, general partners, managing members, beneficial owners of 20% or more of the Dealer Manager’s outstanding voting equity securities or promoters are or have been subject to any order, conviction, suspension, expulsion or other event which would bar the Company from relying on Rule 506 of Regulation D pursuant to Rule 506(d) or which would require disclosure to prospective purchasers of securities in the Offering pursuant to Rule 506(e) of Regulation D.
n.
Neither the Dealer Manager nor any of its directors, executive officers, general partners, managing members or other officers participating in the Offering, nor any of the directors, executive officers or other officers participating in the Offering of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the offer and sale of Shares (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any of the “Bad Actor” disqualifications (“Disqualification Events”) set forth in Rule 506(d) of Regulation D under the Securities Act applicable to the Dealer Manager except for a Disqualification Event contemplated by Rule 506(d)(2) of the Securities Act, a description of which has been furnished in writing to the Company prior to the date hereof. The “Bad Actor” disqualifications include, among other things: (1) criminal convictions and court injunctions and restraining orders issued in connection with the purchase or sale of a security or false filings with the SEC; (2) final orders from the Commodities Futures Trading Commission, federal banking agencies and certain other regulators that bar a person from associating with a regulated entity or engaging in the business of securities, insurance or banking or that are based on certain fraudulent conduct; (3) SEC disciplinary orders relating to investment advisers, brokers, dealers and their associated persons; (4) SEC cease-and-desist orders relating to violations of certain anti-fraud provisions and registration requirements of the federal securities laws; (5) suspensions or expulsions from membership in a self-regulatory organization (“SRO”) or from association with an SRO member; and (6) U.S. Postal Service false representation orders. To the extent permitted by applicable law and without disclosing any non-public personal information regarding any Dealer Manager Covered Person, the Dealer Manager will promptly notify the Company if it becomes aware of a Dealer Manager Covered Person who is or becomes the subject of a disqualifying event or determines that the Company’s exemption under Rule 506 of Regulation D is no longer available as a result of any Disqualifying Event.
o.
In its agreements with Offering Participants, the Dealer Manager will require each Offering Participant to represent that:
(i)
it has exercised reasonable care, in accordance with section (e) of Rule 506 of Regulation D, in making a factual inquiry into whether any Disqualifying Event exists with respect to the Offering Participant or any of its covered persons;

(ii)
it shall make periodic factual inquiry as to the occurrence or existence of any Disqualifying Events with respect to itself and its covered Persons, and shall conduct such factual inquiry with reasonable care in accordance with subsection (d)(2)(iv) of Rule 506;
(iii)
to the extent permitted by applicable law, it will promptly notify the Company if it is or becomes subject to a Disqualifying Event or if it becomes aware that any of its covered Persons is or becomes the subject of a Disqualifying Event; and
(iv)
if a Disqualifying Event occurs with respect to any of its covered Persons, the Company shall have the right to terminate the Offering Participant Agreement with effect from the date of the occurrence of the Disqualifying Event.
p.
Once an Offering Participant has sold an aggregate of $25 million in Class I Shares (based upon the aggregate gross purchase price paid for Shares sold, excluding any Shares issued pursuant to the DRIP) to its clients (the “Conversion Threshold”), all issued and outstanding Class I Shares held by shareholders aggregated by such Offering Participant, including all Class I Shares issued to such shareholders pursuant to the DRIP, will automatically convert into Class F Shares (with such conversion based upon the then-current NAV per Class I Share and NAV per Class F Share), effective as of the monthly close following the close at which the Conversion Threshold has been reached. Once an Offering Participant reaches the Conversion Threshold, such Offering Participant will, per the term of its Offering Participant Agreement or other agreement, as applicable, with the Dealer Manager, sell only Class F Shares going forward; provided that the Class I Share conversion feature described in this section and the sale of Class F Shares in the Offering (excluding Class F Shares issued pursuant to the DRIP) will automatically cease once an aggregate of $500 million (based on the aggregate purchase (or conversion, as applicable) price paid per outstanding Class F Shares) in Class F Shares have been issued (inclusive of both Class F Shares issued upon the conversion of Class I Shares (as described herein and in accordance with the terms of such conversion set forth in the Declaration of Trust) and direct sales of Class F Shares in the Offering, but excluding Class F Shares issued pursuant the DRIP); provided, however, that the Company may elect to continue to sell Class F Shares in the Offering in excess of such $500 million threshold.
4.
Indemnification.
a.
Subject to the limitations below, the Company will indemnify and hold harmless each Offering Participant and the Dealer Manager, their officers and directors and each person, if any, who controls each Offering Participant or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Private Placement Memorandum, or (ii) in any Authorized Sales Materials, or (b) the omission to state in the Private Placement Memorandum or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 4.a., the Company may not indemnify or hold harmless the Dealer Manager, any Offering Participant or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i)
There has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;
(ii)
Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
(iii)
A court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

Further notwithstanding the foregoing provisions of this Section 4.a., the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Offering Participant specifically for use in the Private Placement Memorandum or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Offering Participant or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section 4.a. is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Private Placement Memorandum that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an indemnified party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Private Placement Memorandum as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Private Placement Memorandum as so amended or supplemented had been supplied to the Dealer Manager or the Offering Participant prior to such acceptance.

b.
The Dealer Manager will indemnify and hold harmless the Company, its officers and trustees (including any person named in the Private Placement Memorandum as about to become a trustee) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Private Placement Memorandum or (ii) in any Authorized Sales Materials; or (b) the omission to state in the Private Placement Memorandum or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Private Placement Memorandum or any or supplement thereto or in preparation of Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” or “advisor use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to persons in such jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.
c.
Each Offering Participant severally will indemnify and hold harmless the Company, the Investment Manager, the Dealer Manager, each of their officers, trustees and directors (including any person named in the Private Placement Memorandum, with his or her consent, as about to become a trustee) and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Private Placement Memorandum, or any amendment or supplement thereto, or (ii) in any Authorized Sales Materials; or (b) the omission to state in the Private Placement Memorandum or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Offering Participant specifically for use with reference to the Offering Participant in the preparation of the Private Placement Memorandum or in preparation of Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” or “advisor use only” materials with members of the public by the Offering Participant in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Offering Participant or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Offering Participant Agreement entered into between the Dealer Manager and the Offering Participant; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Offering Participant will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Offering Participant may otherwise have.
d.
Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.e.) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.
e.
The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
f.
The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Offering Participant, or any person controlling any Offering Participant or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Offering Participant or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.
5.
Survival of Provisions.
a.
The respective agreements, representations and warranties of the Company, the Dealer Manager and each Offering Participant set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Offering Participant or any person controlling the Dealer Manager or any Offering Participant or by or on behalf of the Company or any person controlling the Company; (b) the acceptance of any payment for the Shares; and (c) the delivery of signed Subscription Agreements.
b.
The respective agreements of the Company and the Dealer Manager set forth in Sections 3.d. through 3.j. and Sections 4 through 14 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.
6.
Applicable Law. The validity, interpretation and construction of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in Massachusetts.

7.
Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.
8.
Successors and Amendment.
a.
This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. Each Offering Participant is an intended third-party beneficiary with respect to Sections 1 and 4 hereof with direct enforcement rights hereunder.
b.
This Agreement may be amended by the written agreement of the Dealer Manager and the Company.
c.
Neither the Company nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company, on the other hand.
9.
Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.
10.
Term and Termination.

Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 3 pursuant to the requirements of that Section 3 at such times as such amounts become payable pursuant to the terms of such Section 3, offset by any losses suffered by the Company or any officer or trustee of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 4.b. herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

11.
Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Offering Participants who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.
12.
Private Placement Memorandum and Authorized Sales Materials. Dealer Manager agrees that it is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Private Placement Memorandum and any Authorized Sales Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer or other distribution agent that has not entered into an Offering Participant Agreement or Servicing Agreement, or to any representatives or other associated persons of such broker-dealer or distribution agent, unless it is accompanied or preceded by the Private Placement Memorandum, as amended or supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only,” “financial advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Offering Participants pursuant to the Offering Participant Agreements) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer Manager, in its agreements with Offering Participants, will include requirements and obligations of the Offering Participants similar to those imposed upon the Dealer Manager pursuant to this section.
13.
Suitability of Investors. The Dealer Manager will offer Shares, and in its agreements with Offering Participants will require that the Offering Participants offer Shares, only to those persons who meet the suitability standards set forth in the Private Placement Memorandum or in any suitability letter or memorandum sent by the Company (including, for the avoidance of doubt, only from investors each of which, together with any other investor for which such investor is acting as a trustee or other fiduciary, the Dealer Manager or Offering Participant making such offering of Shares, shall reasonably believe (a) is an “accredited investor” with respect to the Shares within the meaning of Regulation D under the Securities Act; or (b) upon the Company’s prior written consent, is not a United States person within the meaning of Rule 902 under the Securities Act) and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Shares, the Dealer Manager will comply, and in its agreements with Offering Participants, the Dealer Manager will require that the Offering Participants comply, with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Private Placement Memorandum, including status as an “accredited investor” as defined in Regulation D under the Securities Act; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. The Dealer Manager agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, any applicable non-U.S. jurisdiction, FINRA or the Company) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of the Investment Manager or the persons responsible for directing and managing the Company and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account; and the purchaser of Shares has a substantive pre-existing relationship with the Dealer Manager pursuant to Regulation D under the Securities Act. The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by the Dealer Manager, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established. The Dealer Manager agrees to retain its records in compliance with applicable law and make available a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer or sale of Shares at the time of the initial purchase of Shares to (i) the Company and (ii) representatives of the SEC, FINRA and applicable state or non-U.S. securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency for a period of at least six years following the termination date. In addition, at the Company’s reasonable written request, which shall be no later than the six-year anniversary of the termination date, and at the Company’s sole expense, the Dealer Manger agrees to retain such records for a reasonable period of time beyond the six year anniversary of the termination date. The Dealer Manager shall not purchase any Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and his or her signature on a Subscription Agreement.

14.
Submission of Orders. The Dealer Manager will require in its agreements with each Offering Participant that each Offering Participant comply with the submission of orders procedures set forth in the applicable Offering Participant Agreement. To the extent the Dealer Manager is involved in the distribution process other than through a Participating Broker-Dealer or other Offering Participant, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the Offering to complete and execute a Subscription Agreement in such form as agreed to by the Company and to deliver to the Dealer Manager or as otherwise directed by the Dealer Manager such completed and executed Subscription Agreement together with a wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Private Placement Memorandum. Subscription Agreements and instruments of payment will be transmitted by the Dealer Manager to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. If the Dealer Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the applicable Offering Participant Agreement, the Dealer Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.
15.
Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Fidelity Distributors Company LLC Attn: Contracts Management 900 Salem Street OS2N Smithfield, Rhode Island 02917 Email: FFASCRM@fmr.com

If to the Company:	Fidelity Core Real Estate Fund c/o Fidelity Diversifying Solutions Attn: Chief Legal Officer 245 Summer Street, Boston, Massachusetts 02210 Email: alternatives@fmr.com

[Signature Page Follows]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

Fidelity Core Real Estate Fund

By:	Fidelity CRET Trustee LLC, its sole Trustee

By:	/s/Karen Korn
Name:	Karen Korn
Title:	Vice President

Accepted and agreed to as of the date first above written:

Fidelity Distributors Company LLC

By:	/s/Dalton Gustafson
Name:	Dalton Gustafson
Title:	President

[Signature Page to Dealer Manager Agreement]

Schedule I

Compensation

I.
Selling Commissions

Subject to certain Participating Broker-Dealers’ right to retain selling commissions as described in the Participating Broker-Dealer Agreement, the Company will pay to the Dealer Manager selling commissions in the amount of up to 3.50% of the transaction price per Share of each Class S Share sold. All or a portion of the upfront selling commissions will be retained by, or reallowed (paid) to, the Participating Broker-Dealers who sell the Class S Shares giving rise to such selling commissions, as described more fully in the Participating Broker-Dealer Agreement entered into with each such Participating Broker-Dealer.

No selling commissions are paid with respect to the purchase of any Class I Shares, Class F Shares or DRIP Shares of any class.

II.
Servicing Fee

Subject to the limitations set forth in the Agreement, the Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class S Shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV, as of the beginning of the first calendar day of each month, of the outstanding Class S Shares (including DRIP Shares).

The Dealer Manager may reallow all or a portion of the Servicing Fee to any Offering Participant or Servicing Dealers who sold or otherwise services, as applicable, the Class S Shares giving rise to a portion of such Servicing Fee to the extent the Offering Participant Agreement or Servicing Agreement entered with such Offering Participant or Servicing Dealer, as applicable, provides for such a reallowance and such Offering Participant or Servicing Dealer is in compliance with the terms of such agreement related to such reallowance.

The Company will not pay to the Dealer Manager a Servicing Fee with respect to outstanding Class I Shares or Class F Shares.

I-1

Schedule II

QUALIFIED JURISDICTIONS
AS OF August 20, 2026

1.
United States of America

II-1

Exhibit A

FORM OF
PARTICIPATING BROKER-DEALER AGREEMENT

Ladies and Gentlemen:

Fidelity Distributors Company LLC, as the dealer manager (“Dealer Manager”) for Fidelity Core Real Estate Fund, a Maryland statutory trust (the “Company”), invites you (“Participating Broker-Dealer”) to participate in the distribution of common shares of beneficial interest, each without par value per share, of the Company (the “Shares”) subject to the following terms:

I.
Dealer Manager Agreement

The Dealer Manager has entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”) with the Company, dated August 20, 2026, attached hereto as Exhibit A. Except as otherwise specifically stated herein, all terms used in this Participating Broker-Dealer Agreement (this “Agreement”) have the meanings provided in the Dealer Manager Agreement.

As described in the Dealer Manager Agreement, the Company is conducting a continuous private offering (the “Offering”) in accordance with Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), of three classes of Shares: Class I common shares of beneficial interest (“Class I Shares”), Class S common shares of beneficial interest (“Class S Shares”) and Class F common shares of beneficial interest (“Class F Shares”).

Upon effectiveness of this Agreement, you will become one of the Participating Broker-Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the representations, warranties and covenants contained in the Dealer Manager Agreement relating to the rights and obligations of a Participating Broker-Dealer, including, but not limited to, the provisions of Section 3 regarding suspension of offers and sales of Shares, solicitation of subscriptions of Shares, regulatory compliance, Section 4, wherein each of the Participating Broker-Dealers severally agrees to indemnify and hold harmless the Company, Fidelity Diversifying Solutions LLC (the “Investment Manager”), the Dealer Manager and their respective officers, trustees, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 13 regarding suitability of investors and compliance procedures for offers and sales of Shares, and Section 14 regarding submission of subscriptions for Shares.

Participating Broker-Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Private Placement Memorandum. Nothing in this Agreement shall be deemed or construed to make Participating Broker-Dealer an employee, agent, representative, or partner of the Dealer Manager, the Company or the Investment Manager, and Participating Broker-Dealer is not authorized to act for the Dealer Manager, the Company or the Investment Manager or to make any representations on their behalf except as set forth in the Private Placement Memorandum and the Authorized Sales Materials. In the event that Participating Broker-Dealer uses printed materials in connection with the Offering prepared by the Company, the Investment Manager or the Dealer Manager intended for “broker-dealer use only” or “advisor use only,” Participating Broker-Dealer shall use such “broker-dealer use only” or “advisor use only” materials (or similar materials) in accordance with Section VIII below.

Exhibit A - 1

II.
Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to Participating Broker-Dealer such completed and executed Subscription Agreement together with a wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Private Placement Memorandum. Those persons who purchase Shares will be instructed by Participating Broker-Dealer to make their instruments of payment payable to or for the benefit of “Fidelity Core Real Estate Fund.” Purchase orders that include a completed and executed Subscription Agreement in good order and instruments of payment received by the Company or its agent at least five (5) business days prior to the first business day of the month (unless waived by the Company) will be executed as of the first business day of such month.

If Participating Broker-Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Participating Broker-Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and instruments of payment received by Participating Broker-Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with the procedures set forth below.

Where, pursuant to Participating Broker-Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by Participating Broker-Dealer to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

Where, pursuant to Participating Broker-Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by Participating Broker-Dealer to the office of Participating Broker-Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

III.
Pricing

Except as otherwise provided in the Private Placement Memorandum, which may be amended or supplemented from time to time, the Shares shall be offered at a purchase price payable in cash equal to the then-current “transaction price,” which will vary and will generally equal the most recently determined net asset value (“NAV”) per Share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Private Placement Memorandum), plus applicable upfront selling commissions. For shareholders who participate in the Company’s distribution reinvestment plan (the “DRIP”), the cash distributions attributable to the class of Shares that each shareholder owns will be automatically invested in additional Shares of the same class in accordance with the terms of the DRIP, a copy of which is attached as an appendix to the Private Placement Memorandum. The DRIP Shares are to be issued and sold to shareholders of the Company at the transaction price of the applicable class of Shares on the date that the distribution is paid. Except as otherwise indicated in the Private Placement Memorandum or in any letter or memorandum sent to Participating Broker-Dealer by the Company or the Dealer Manager, the minimum investment in Class I Shares and Class S Shares is $25,000 and the minimum investment in Class F Shares is $25 million, provided that Fidelity CRET Trustee LLC, the Company’s sole

Exhibit A - 2

trustee (the “Trustee”), may, in its sole discretion, accept subscriptions of lesser amounts for any class. Except as otherwise indicated in the Private Placement Memorandum or in any letter or memorandum sent to Participating Broker-Dealer by the Company or the Dealer Manager, additional purchases of any class of Shares must be in increments of $5,000. The Trustee also has the discretion to reject or reduce a subscription for any reason. The Shares are nonassessable.

IV.
Conversion of Class I Shares to Class F Shares

Once Participating Broker-Dealer has sold an aggregate of $25 million in Class I Shares (based upon the aggregate gross purchase price paid for Shares sold, excluding any Shares issued pursuant to the DRIP) to its clients (the “Conversion Threshold”), all issued and outstanding Class I Shares held by shareholders aggregated by Participating Broker-Dealer, including all Class I Shares issued to such shareholders pursuant to the DRIP, will automatically convert into Class F Shares (with such conversion based upon the then-current NAV per Class I Share and NAV per Class F Share), effective as of the monthly close following the close at which the Conversion Threshold has been reached. Once Participating Broker-Dealer reaches the Conversion Threshold, Participating Broker-Dealer will, per the term of this Agreement, sell only Class F Shares going forward; provided that the Class I conversion feature described in this section and the sale of Class F Shares in the Offering (excluding Class F Shares issued pursuant to the DRIP) will automatically cease once an aggregate of $500 million (based on the aggregate purchase (or conversion, as applicable) price paid per outstanding Class F Shares) in Class F Shares have been issued (inclusive of both Class F Shares issued upon the conversion of Class I Shares (as described herein and in accordance with the terms of such conversion set forth in the Declaration of Trust) and direct sales of Class F Shares in the Offering, but excluding Class F Shares issued pursuant the DRIP); provided, however, that the Company may elect to continue to sell Class F Shares in the Offering in excess of such $500 million threshold.

V.
Participating Broker-Dealer’s Compensation

Except as may be provided in the “Plan of Distribution” section of the Private Placement Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing shareholder services rendered by Participating Broker-Dealer hereunder, Participating Broker-Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto, which compensation reflects the payment of all or a portion of the selling commissions and the shareholder servicing fee described in Schedule I hereto (the “Servicing Fee”) received by the Dealer Manager in connection with Shares sold by Participating Broker-Dealer or Shares owned by shareholders to whom Participating Broker-Dealer performs ongoing shareholder services, as applicable.

VI.
Representations, Warranties and Covenants of Participating Broker-Dealer

In addition to the representations and warranties found elsewhere in this Agreement, Participating Broker-Dealer represents, warrants and agrees that:

(i)
Participating Broker-Dealer is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Participating Broker-Dealer is organized.
(ii)
Participating Broker-Dealer is empowered under applicable laws and by Participating Broker-Dealer’s organizational documents to enter into this Agreement and perform all activities and services of Participating Broker-Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Participating Broker-Dealer’s ability to perform under this Agreement.

Exhibit A - 3

(iii)
The execution, delivery and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Participating Broker-Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.
(iv)
All requisite actions have been taken to authorize Participating Broker-Dealer to enter into and perform this Agreement.
(v)
Participating Broker-Dealer shall promptly notify Dealer Manager in writing of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Participating Broker-Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Participating Broker-Dealer, within the meaning of Section 15 of the Securities Act.
(vi)
Participating Broker-Dealer will not sell or distribute Shares or otherwise make any such Shares available in any jurisdiction outside of the United States unless Participating Broker-Dealer receives prior written consent from Dealer Manager.
(vii)
Participating Broker-Dealer acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of Participating Broker-Dealer.
(viii)
Participating Broker-Dealer has policies and procedures to ensure compliance with the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 2030 and is currently in compliance with FINRA Rule 2030. Moreover, Participating Broker-Dealer represents that neither Participating Broker-Dealer nor any of its Covered Associates has made, directly or indirectly, any contributions that prohibit Participating Broker-Dealer from engaging in solicitation activities for compensation under FINRA Rule 2030 (a “Triggering Contribution”). Participating Broker-Dealer hereby agrees that neither it nor its Covered Associates will make a Triggering Contribution or violate FINRA Rule 2030 while engaged hereunder. If Participating Broker-Dealer breaches this provision and becomes aware of a Triggering Contribution or a violation of FINRA Rule 2030, Participating Broker-Dealer shall promptly provide written notice to the Dealer Manager of the nature of the ban or violation. As used herein, “Covered Associate” means any (i) general partner, managing member or executive officer of Participating Broker-Dealer, as well as any person with a similar status or function, (ii) any associated person of Participating Broker-Dealer who engages in distribution or solicitation activities with a government entity, (iii) any associated person of Participating Broker-Dealer who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (ii) above, and (iv) any political action committee controlled by Participating Broker-Dealer or one of its Covered Associates.
(ix)
Neither the Participating Broker-Dealer nor any of its directors, executive officers, general partners, managing members or other officers participating in the Offering, nor any of the directors, executive officers or other officers participating in the Offering of any such general partner or managing member, nor any other officers, employees or associated persons of the Participating Broker-Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the offer and sale of Shares (each, a “Participating-Dealer Covered Person” and, together, “Participating-Dealer Covered Persons”), is subject to any of the “Bad Actor” disqualifications (“Disqualification Events”) set forth in Rule 506(d) of Regulation D under the Securities Act applicable to the Participating Broker-Dealer except for a Disqualification Event contemplated by Rule 506(d)(2) of the Securities Act, a description of which has been furnished in writing to the Company prior to the date hereof. Further, Participating Broker-Dealer

Exhibit A - 4

represents and warrants that (a) it has exercised reasonable care, in accordance with section (e) of Rule 506 of Regulation D, in making a factual inquiry into whether any Disqualifying Event exists with respect to the Participating Broker-Dealer or any of its Participating Broker-Dealer Covered Persons; (b) shall make periodic factual inquiry as to the occurrence or existence of any Disqualifying Events with respect the Participating Broker-Dealer or any of its Participating Broker-Dealer Covered Persons, and shall conduct such factual inquiry with reasonable care in accordance with subsection (d)(2)(iv) of Rule 506; and (c) to the extent permitted by applicable law, it will promptly notify the Dealer Manager and the Company if it is or becomes subject to a Disqualifying Event or if it becomes aware that any of its Participating Broker-Dealer Covered Persons is or becomes the subject of a Disqualifying Event. If a Disqualifying Event occurs with respect to any of its Participating Broker-Dealer Covered Persons, the Company or the Dealer Manager shall have the right to terminate this Agreement with effect from the date of the occurrence of the Disqualifying Event.
(x)
Should the services provided by Participating Broker-Dealer herein be deemed to be a Testimonial or Endorsement as each term is defined in Rule 206(4)-1 (the “Marketing Rule”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), each of by Participating Broker-Dealer and the Dealer Manager hereby agree to comply with the requirements of the Marketing Rule as applicable. In furtherance of the foregoing, Participating Broker-Dealer:
(a)
Shall ensure that all written or oral Testimonials or Endorsements (as defined under the Marketing Rule) comply with applicable laws, including all applicable requirements of the Marketing Rule, including the dissemination of any required disclosures (a form of which is attached as Schedule III to this Agreement). Furthermore, Participating Broker-Dealer agrees to retain applicable records with respect to such Testimonials or Endorsements made by Participating Broker-Dealer. Participating Broker-Dealer further agrees that it shall promptly provide to the Investment Manager copies of such records and any other information that the Investment Manager may reasonably request in order to assist with the Investment Manager’s compliance with the Marketing Rule and the requirements set forth in Rule 204-2 under the Advisers Act.
(b)
Agrees that it will perform its services under this Agreement in a manner consistent with the instructions of the Dealer Manager, the Investment Manager and all applicable laws, including the provisions of the Advisers Act and the rules thereunder; and
(c)
Agrees that it will, upon the request of the Dealer Manager, deliver to the Dealer Manager a written acknowledgment confirming Participating Broker-Dealer’s compliance with the foregoing provisions.

The Participating Broker-Dealer acknowledges that compliance with applicable laws, including the Marketing Rule, including the timely dissemination of the disclosure statement attached as Schedule III to this Agreement with respect to each prospective investor that actually invests in a Company shall be a condition precedent to the Dealer Manager’s obligation to pay any of the fees to the Participating Broker-Dealer under Section V hereof.

VII.
Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor.

Exhibit A - 5

In the event that the Dealer Manager has reallowed any selling commission to Participating Broker-Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, Participating Broker-Dealer shall pay the amount specified to the Dealer Manager within ten (10) days following the provision of notice to Participating Broker-Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if Participating Broker-Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, Participating Broker-Dealer agrees to return to the subscriber any selling commission theretofore retained by Participating Broker-Dealer with respect to such order within three (3) days following mailing of notice to Participating Broker-Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If Participating Broker-Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to Participating Broker-Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

VIII.
Private Placement Memorandum and Authorized Sales Materials; Compliance with Laws

Participating Broker-Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Private Placement Memorandum and the Authorized Sales Materials. The Dealer Manager will make the Private Placement Memorandum available electronically to Participating Broker-Dealer, as well as any Authorized Sales Materials for delivery to investors, and Participating Broker-Dealer will deliver a copy of the Private Placement Memorandum to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. Participating Broker-Dealer agrees that it will not send or give any supplements to the Private Placement Memorandum, any amended Private Placement Memorandum or any Authorized Sales Materials to that investor unless it has previously sent or given a Private Placement Memorandum and all supplements thereto and any amended Private Placement Memorandum to that investor or has simultaneously sent or given a Private Placement Memorandum and all supplements thereto and any amended Private Placement Memorandum with such Private Placement Memorandum supplement, amended Private Placement Memorandum or Authorized Sales Materials. Participating Broker-Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “broker-dealer use only” or “advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares. Participating Broker-Dealer agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Company in writing other than the Private Placement Memorandum and the Authorized Sales Materials. Participating Broker-Dealer agrees to comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA and any other foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling Shares.

On becoming a Participating Broker-Dealer, and in offering and selling Shares, Participating Broker-Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of Participating Broker-Dealer pursuant to this Agreement, including without limitation all applicable U.S. state and federal privacy, data protection, cybersecurity, consumer data rights and data breach notification laws, regulations and rules, including Regulation S-P: Privacy of Consumer Financial Information and Safeguarding Personal Information ((17 CFR § 248.1 et seq.), as amended (“Regulation S-P”) promulgated by the Securities and Exchange Commission under the federal Gramm-Leach-Bliley Act of 1999 (Public

Exhibit A - 6

Law 106-102) and implementing regulations (the “GLB Act”), in each case as amended, supplemented, replaced or interpreted from time to time (collectively, “Data Protection Laws”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, the Bank Secrecy Act, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”), and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury, and (d) this Agreement and the Private Placement Memorandum as amended and supplemented. With respect to Participating Broker-Dealer’s use of electronic delivery of offering documents or subscription agreements and electronic signatures, Participating Broker-Dealer agrees to comply with the applicable requirements of the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act referred to therein, each as may be amended from time to time. Notwithstanding the termination of this Agreement or the payment of any amount to Participating Broker-Dealer, Participating Broker-Dealer agrees to pay Participating Broker-Dealer’s proportionate share of any claim, demand or liability asserted against Participating Broker-Dealer and the other Participating Broker-Dealers on the basis that such Participating Broker-Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Participating Broker-Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

IX.
License and Association Membership

Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Participating Broker-Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations in all states where it offers or sells Shares, and that it is a member in good standing of FINRA. Participating Broker-Dealer represents and warrants that it is its sole responsibility to ensure that its representatives are properly registered and licensed as required by any applicable law, rule or regulation. This Agreement shall automatically terminate if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Participating Broker-Dealer’s principal office is located. Participating Broker-Dealer agrees to notify the Dealer Manager immediately if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Participating Broker-Dealer is currently registered or licensed, or in the case of a foreign dealer, so to conform. Participating Broker-Dealer also hereby agrees to abide by the conduct rules set forth in the FINRA rulebook (“FINRA Rules”).

X.
Limitation of Offer; Suitability

The Shares shall only be offered or sold in the United States. In connection with an Offering, Participating Broker-Dealer shall not approach or contact any prospective investor that is located outside of the United States without the prior written consent of the Dealer Manager. Shares are available for purchase by persons meeting the suitability standards described in the Private Placement Memorandum. Participating Broker-Dealer will offer Shares only to persons who meet the respective suitability standards, minimum investment requirements, and investor qualifications for the Shares as set forth in the Private Placement Memorandum and in accordance with the offering and conditions contained therein, or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager. Notwithstanding the qualification of the Shares for sale in any respective jurisdiction (or the exemption therefrom), and the Dealer Manager’s written consent for Participating Broker-Dealer to offer Shares in such jurisdiction. Participating Broker-Dealer represents, warrants and covenants that it will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both Participating Broker-Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Shares, Participating Broker-Dealer will comply with the provisions of FINRA

Exhibit A - 7

Rules, as well as all other applicable rules and regulations relating to suitability of investors. Participating Broker-Dealer acknowledges and agrees that the marketing of Shares to “U.S. persons” (as defined in Regulation S under the Securities Act) will rely on Rule 506(b) under Regulation D under the Securities Act as a safe harbor from registration under Securities Act. The Participating Broker-Dealer represents, warrants and covenants that it will not offer or sell Shares by means of any form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D under the Securities Act), including but not limited to (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio and (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

Participating Broker-Dealer further represents, warrants and covenants that neither Participating Broker-Dealer, nor any person associated with Participating Broker-Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Private Placement Memorandum, including status as an “accredited investor”; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. Participating Broker-Dealer further represents, warrants and covenants that Participating Broker-Dealer, or a person associated with Participating Broker-Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by Participating Broker-Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Participating Broker-Dealer agrees to retain such documents and records in Participating Broker-Dealer’s records for a period of six (6) years from the date of the applicable sale of Shares, to otherwise comply with the record keeping requirements provided in Section XII below and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon Participating Broker-Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Participating Broker-Dealer further represents, warrants and covenants that it will notify Dealer Manager in writing if an investment in the Shares becomes no longer suitable or appropriate for a proposed investor prior to the acceptance of the order by the Company. Participating Broker-Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Participating Broker-Dealer’s customer and his or her signature on a Subscription Agreement.

XI.
Disclosure Review; Confidentiality of Information

Participating Broker-Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Private Placement Memorandum or other materials, that all material facts are adequately and accurately disclosed in the Private Placement Memorandum and provide a basis for evaluating the Shares. In making this determination, Participating Broker-Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If Participating Broker-Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, Participating Broker-Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the sponsor of the Company.

It is anticipated that (i) Participating Broker-Dealer and Participating Broker-Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of Participating Broker-Dealer that are conducting a due diligence inquiry on behalf of Participating

Exhibit A - 8

Broker-Dealer and (ii) persons or committees, as the case may be, responsible for determining whether Participating Broker-Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager, the Investment Manager or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager, the Investment Manager, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager, the Investment Manager, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager, the Investment Manager, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented); (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only” or any similar legends; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. Participating Broker-Dealer agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with Participating Broker-Dealer’s due diligence inquiry. Participating Broker-Dealer agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to Participating Broker-Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. Participating Broker-Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of Participating Broker-Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of Participating Broker-Dealer’s confidentiality obligation. Participating Broker-Dealer acknowledges that Participating Broker-Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. Participating Broker-Dealer acknowledges that Participating Broker-Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. Participating Broker-Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that Participating Broker-Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

XII.
Participating Broker-Dealer’s Compliance with Anti-Money Laundering and Sanctions Rules and Regulations

Participating Broker-Dealer hereby represents that it has established, implemented and maintains internal controls, policies, and procedures, that are reasonably designed to detect, prevent, and report illegal activity in connection with the offers and sales of Shares or solicitation of subscriptions of Shares, including anti-money laundering and counter terrorist financing controls, policies, and procedures. Such controls, policies, and procedures comply with, and will continue to comply with, all applicable anti-money laundering, countering the financing of terrorism, and “know your customer” laws, rules, and regulations

Exhibit A - 9

including, without limitation, as each may be amended or supplemented from time to time, the (i) Bank Secrecy Act of 1970 (the “BSA”) as amended by, among other acts, the (ii) USA PATRIOT Act, and (iii) and other applicable laws and regulations relevant to anti-money laundering and counter terrorist financing.

Participating Broker-Dealer shall conduct appropriate risk-based due diligence on all customers, investors, and counterparties and their beneficial owners, where applicable, to whom Participating Broker-Dealer offers and/or sells Shares or solicitation of subscriptions of Shares, including identification and verification procedures and ongoing monitoring designed to ensure compliance with all applicable sanctions laws and regulations. Participating Broker-Dealer further represents that the inquiry and due diligence is designed to determine whether it is prohibited from dealing with any such customer, investor to whom Participating Broker-Dealer offers and/or sells Shares or solicitation of subscriptions of Shares, or other counterparty or intermediary, by economic sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or such other applicable sanctions (“Sanctions”). Participating Broker-Dealer certifies that it has established and implemented programs reasonably designed to comply with the Sanctions.

Participating Broker-Dealer represents that neither it nor, any of its affiliates, beneficial owners, or controlling persons is (i) a person listed on, or owned or controlled by a person listed on, any sanctions-related list administered by OFAC, including the Specially Designated Nationals and Blocked Persons List (the “SDN List”), or (ii) located, organized, or ordinarily resident in a country or territory subject to comprehensive U.S. sanctions and (iii) shall not act, or permit another to act, in connection with this Agreement in any manner that would result in a violation of applicable Sanctions or regulations.

Participating Broker-Dealer shall promptly notify the Dealer Manager upon becoming aware of any breach of anti-money laundering, counter terrorist financing, or sanctions obligations by the Participating Broker-Dealer or if any of its relevant associated persons becomes subject to Sanctions or reasonably believes it may have breached applicable Sanctions laws. Participating Broker-Dealer shall also promptly notify the Dealer Manager if it takes any action to restrict the rights or abilities of any investor, or any other remedial action, to whom the Participating Broker-Dealer offers and/or sells Shares or solicitation of subscriptions of Shares.

Participant Broker-Dealer shall comply with all applicable laws and regulations applicable to it relating to the prevention of bribery and corruption, including (but not limited to) the UK Bribery Act 2010 and the US Foreign Corrupt Practices Act 1977. Participant Broker-Dealer shall not pay, or offer, promise, authorize, or facilitate the payment or transfer of, anything of value to any person or entity for any purpose prohibited by the applicable laws, including to improperly obtain or retain business or to advantage the Dealer Manager, the Company, the Investment Manager, the sponsors of the Company or each of their respective affiliates and related parties (collectively, the “Company Parties”), in connection with the products or services provided. Participant Broker-Dealer shall not make facilitation or “grease” payments. Neither Participant Broker-Dealer nor its owners, partners, officers, directors, employees, or agents is a government official or in any position to influence a governmental action or inaction or to obtain or retain business or any other advantage on a Company Party’s. Participant Broker-Dealer shall fully document payments related to products or services and provide such documentation upon request. Participant Broker-Dealer shall oversee and remain responsible for all subcontracted or delegated obligations under the Agreement. If requested by the Company, Participant Broker-Dealer shall provide a certification of compliance with applicable anti-corruption laws.

Participating Broker-Dealer acknowledges that the Dealer Manager is subject to the requirements of the BSA, and the regulations promulgated thereunder, including customer identification and due diligence, beneficial ownership, ongoing monitoring obligations, as well as FINRA Rule 3310 (Anti-Money

Exhibit A - 10

Laundering Compliance Program), economic sanctions laws administered by OFAC, and other applicable laws, rules, and regulatory guidance. In connection therewith, Participating Broker-Dealer hereby:

(i)
agrees that upon request by the Dealer Manager, Participating Broker-Dealer shall promptly provide, and shall cause its affiliates, beneficial owners, controlling persons, and any relevant third parties to provide, any information, documentation, or certifications that the Dealer Manager reasonably determines are necessary or appropriate for the Dealer Manager to comply with its obligations under the BSA and its implementing regulations, including but not limited to customer identification, customer due diligence, beneficial ownership identification, and suspicious activity monitoring; comply with FINRA Rule 3310 and other applicable anti-money laundering counter-terrorist financing, sanctions, or similar regulatory requirements; comply with OFAC sanctions programs and screening obligations; and satisfy any requests, inquiries, or examinations by regulatory or self-regulatory authorities;
(ii)
represents and agrees that all information provided pursuant to this Section shall be true, complete, and not misleading in any material respect, and shall promptly notify the Dealer Manager of any changes to such information; and
(iii)
acknowledges that the Dealer Manager may be unable to establish or maintain this Agreement if Participating Broker-Dealer fails to provide requested information in a timely manner.

Upon reasonable request, Participating Broker-Dealer shall provide to the Dealer Manager a written anti-money laundering and sanctions compliance certification signed by a senior officer.

XIII.
Privacy and Data Protection

Participating Broker-Dealer hereby represents that it has implemented and maintains, and shall continue to implement and maintain, policies, procedures, and safeguards designed to comply with and that comply in all respects with the Data Protection Laws.

The parties hereto acknowledge that from time to time, Participating Broker-Dealer may share with the Company and the Dealer Manager non-public personal information (as defined under Regulation S-P) and other data relating to customers, investors, and counterparties and their beneficial owners, where applicable, to whom Participating Broker-Dealer offers and/or sells Shares or solicitation of subscriptions of Shares (each, a “Subscriber”) that is considered personal information or personal data (or similar term) under Data Protection Laws (“Personal Information”). This Personal Information may include, but is not limited to a Subscriber’s name, address, telephone number, social security number, account information and personal financial information. Participating Broker-Dealer represents and warrants that (a) all Personal Information provided to the Company and the Dealer Manager by or on behalf of the Subscriber is provided in accordance with applicable Data Protection Laws; (b) it has complied, and shall continue to comply, with its obligations relating to the Personal Information regarding individuals that are beneficial owners or otherwise related to the Subscriber under the Data Protection Laws; (c) among other things, it (i) has provided adequate notice(s) and such other fair processing information, and (if required under the Data Protection Laws) obtained valid consents from, the relevant individuals, in each case, to the extent necessary to authorize the Company, the Dealer Manager, and their respective affiliates and delegates to process Personal Information regarding those individuals in connection with and as described in the Subscription Agreement; and (ii) shall not, by act or omission, cause any of the Company, the Dealer Manager or their respective affiliates to violate any Data Protection Laws or breach any undertakings in or conditions in any notices provided to, or consents obtained from, data subjects as a result of the Company, the Dealer Manager or their respective affiliates processing Personal Information for any purpose relating to the Subscriber’s investment in the Company and Subscription Agreement or the Subscriber’s ownership of Interests; (d) it shall ensure that any Personal information that the Subscriber provides is accurate and

Exhibit A - 11

up-to-date, and Participating Broker-Dealer shall promptly notify the Company or the Dealer Manager if the Participating Broker-Dealer becomes aware that any such data is no longer accurate or up-to-date, and (e) it shall not engage in any activities that require Participating Broker-Dealer to provide “opt-out” rights under Data Protection Law, such as the rights to opt-out of certain data sharing under Regulation S-P and/or GLBA.

To the extent that Participating Broker-Dealer engages in any activities subject to the Fair Credit Reporting Act (“FCRA”), then, in addition to all other terms and conditions of this Section XIII, Participating Broker-Dealer represents and warrants that it will comply with FCRA and all rules and regulations promulgated thereunder, and that, without limiting the foregoing, Participating Broker-Dealer represents and warrants that: (a) it will obtain, use, and/or disclose consumer reports solely for a “permissible purpose” as set forth in FCRA, and certify such permissible purpose to any consumer reporting agency from which it requests a report; (b) prior to procuring any investigative consumer report, provide the consumer with a clear and accurate written disclosure as required by 15 U.S.C. § 1681d(a) and, upon written request, make a complete and accurate disclosure of the nature and scope of the investigation; (c) not obtain or use a consumer report for any purpose unless such purpose has been certified in accordance with 15 U.S.C. § 1681e, and not use any consumer report in violation of 15 U.S.C. § 1681b(f); (d) if such Participating Broker-Dealer takes any “adverse action” (as defined in 15 U.S.C. § 1681a(k)) with respect to a prospective investor based in whole or in part on information contained in a consumer report – including any denial, reduction, or unfavorable modification of the terms upon which such investor may subscribe for Shares -provide to such prospective investor a written notice of such adverse action containing all information required by FCRA, including (i) the name, address, and telephone number of the consumer reporting agency that furnished the report, (ii) the reason for the adverse action, (iii) a statement that the consumer reporting agency did not make the adverse action decision, and (iv) notice of the consumer's rights to obtain a free copy of the report and to dispute its accuracy or completeness; (e) establish and maintain reasonable written policies and procedures designed to ensure ongoing compliance with the FCRA, including procedures to limit internal access to consumer report information to personnel with a need to know, to dispose of consumer report information in accordance with applicable law, and to train relevant personnel on their obligations under the FCRA; and (f) maintain all records relating to procurement and use of consumer reports in connection with the Offering for a period of not less than five (5) years, or such longer period as may be required by applicable law.

The Company and its affiliates who process Personal Information received from Participating Broker-Dealer as described in this Section XIII will handle such Personal Information in accordance with applicable Data Protection Laws and as set forth in the privacy notice for the Company (the current version as of the date of the Subscription Agreement) (the “Company Privacy Notice”). Participating Broker-Dealer agrees to promptly provide the Company Privacy Notice (or any updated version thereof as may be provided to the Participating Broker-Dealer by or on behalf of the Company from time to time) to each individual (such as any individual directors, shareholders, beneficial owners, authorized signatories, trustees or others) whose Personal Information the Participating Broker-Dealer provides to the Company or any of its affiliates or delegates, including but not limited to the Dealer Manager. The Company Privacy Notice provides information on the Company’s and its affiliates’ and delegates’ use of Personal Information, as of the date of the applicable Subscription Agreement.

The parties also acknowledge and agree that from time to time, the Company may share the following Personal Information relating to its shareholders with Participating Broker-Dealer for: information regarding the Subscriber’s investment in the Company, including but not limited to the Subscriber’s capital account statements, forms 1099 and Schedules K-1 and capital call notices, distribution notices, redemption and transfer confirmations. For clarity, Participating Broker-Dealer shall only be granted access to such Personal Information of Subscribers that become shareholders of the Company solely

Exhibit A - 12

for the period or periods during which Participating Broker-Dealer serves as the broker-dealer of record for such shareholder’s account.

Participating Broker-Dealer has implemented and shall maintain a comprehensive written information security program that, at a minimum, is reasonably designed and implemented (a) to protect and ensure the security, confidentiality, integrity and availability of all Personal Information, taking into account the nature of the Personal Information and the risks associated with its processing; (b) to protect against access to, disclosure of, or use of, such information by an unauthorized party; (c) to detect, respond to, contain, remediate and recover from security incidents involving Personal Information, notify customers or other persons whose information was involved in the incident, and analyze and comply with all obligations imposed by applicable Data Protections Laws on Participating Broker-Dealer in connection with the incident; and (d) to otherwise ensure its compliance with all applicable Data Protection Laws. Participating Broker-Dealer further agrees that (i) it shall take reasonable steps to ensure that all its agents, representatives, affiliates, subcontractors, or any other party to whom Participating Broker-Dealer provides access to or discloses Personal Information or that otherwise processes Personal Information for or on behalf of Participating Broker Dealer (each, an “Access Party”) implement and maintain appropriate security measures to protect such Personal Information in a manner consistent with the requirements set forth in this Section XIII and (ii) maintains with each Access Party a written contract sufficient to ensure compliance with Participating Broker Dealer’s obligations under this Section 6, including overseeing the Access Party’s compliance.

XIV.
Participating Broker-Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares

Participating Broker-Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and repurchase of the Shares, which significantly limit the liquidity of an investment in the Shares. Participating Broker-Dealer also acknowledges that the Company’s share repurchase plan (the “SRP”) provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Trustee may, in its sole discretion, amend, suspend, or terminate the SRP at any time in accordance with the terms of the SRP. Participating Broker-Dealer hereby agrees that so long as the Company has not listed the Shares on a national securities exchange, Participating Broker-Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Dealer Manager.

XV.
Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then-current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Boston, Massachusetts FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to,

Exhibit A - 13

temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XVI.
Termination

Participating Broker-Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing or other transmission of such notice by the methods provided in Section XVIII below. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Participating Broker-Dealer, and any such amendment shall be deemed accepted by Participating Broker-Dealer upon placement of an order for sale of Shares by such Participating Broker-Dealer’s customer after Participating Broker-Dealer has received such notice.

The respective agreements and obligations of the Dealer Manager and Participating Broker-Dealer set forth in Sections IV, V, VIII, and XIV through XVIII of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVII.
Use of Company and Fidelity Names

Participating Broker-Dealer agrees that it shall not use the name, logo or trademarks of the Company, the Dealer Manager or “Fidelity” (or any combination or derivation thereof) in any documents or materials, including without limitation for advertising, marketing or promotional purposes, without obtaining the Dealer Manager’s prior written consent, which consent shall be given at the Dealer Manager’s sole discretion. To the extent such prior written consent is provided, the Dealer Manager reserves the right to withdraw such consent at any time and to request to review any materials generated by Participating Broker-Dealer that use the Company’s or the Investment Manager’s or their affiliates’ names, logo or trademarks. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

XVIII.
Notice

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Fidelity Distributors Company LLC Attn: Contracts Management 900 Salem Street, O2SN Smithfield, Rhode Island 02917 Email: FFASCRM@fmr.com
If to Participating Broker-Dealer:	To the address specified by Participating Broker-Dealer herein.

Exhibit A - 14

XIX.
Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the Commonwealth of Massachusetts and shall take effect when signed by Participating Broker-Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in Massachusetts.

XX.
No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute Participating Broker-Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Participating Broker-Dealers; instead, this Agreement shall only constitute Participating Broker-Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Private Placement Memorandum as amended and supplemented and in this Agreement.

XXI.
ERISA Matters

The parties agree as follows:

(a)
Participating Broker-Dealer is a broker-dealer registered under the Exchange Act.
(b)
To the extent Participating Broker-Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that a Company Party provides directly to Participating Broker-Dealer (or its registered representatives), without direct charge, for use in connection with Participating Broker-Dealer’s “Retirement Customers” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Participating Broker-Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.
(c)
Certain of the Company Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Private Placement Memorandum.
(d)
To the extent that Participating Broker-Dealer provides investment advice to its Retirement Customers, Participating Broker-Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and Participating Broker-Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Customers.
(e)
Participating Broker-Dealer is independent of Dealer Manager and Dealer Manager is not undertaking to provide impartial investment advice to Participating Broker-Dealer or its Retirement Customers.

Exhibit A - 15

XXII.
Electronic Signatures and Electronic Delivery of Documents
(a)
Electronic Signatures. If Participating Broker-Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC and FINRA including, as applicable, the Electronic Signature Law), to the extent the Company allows the use of Electronic Signature, in whole or in part, Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Participating Broker-Dealer will comply with all applicable the terms of the Electronic Signature Law; and (iv) Participating Broker-Dealer agrees to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit B.
(b)
Electronic Delivery. If Participating Broker-Dealer intends to use electronic delivery to distribute the Private Placement Memorandum or other documents related to the Company to any person, Participating Broker-Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC and FINRA and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. Participating Broker-Dealer shall obtain and document its receipt of any required informed consent to receive documents electronically of persons, which documentation shall be maintained by Participating Broker-Dealer and made available to the Company and/or the Dealer Manager upon request.

Exhibit A - 16

THE DEALER MANAGER:

Fidelity Distributors Company LLC

_________________________________

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1. IDENTITY OF PARTICIPATING BROKER-DEALER:

Company Name:	___________________________________________
Type of entity:	___________________________________________ (Corporation, Partnership or Proprietorship)
Organized in the State of:	___________________________________________
Licensed as broker-dealer in all States:	Yes ____ No ____
If no, list all States licensed as broker-dealer:	___________________________________________
Tax ID#:	___________________________________________
2. Person to receive notices delivered pursuant to the Agreement.
Name:	___________________________________________
Company:	___________________________________________
Address:	___________________________________________
City, State and Zip:	___________________________________________
Telephone:	___________________________________________
Fax:	___________________________________________
Email:	___________________________________________

Exhibit A - 17

AGREED TO AND ACCEPTED BY PARTICIPATING BROKER-DEALER:
__________________________________ (Participating Broker-Dealer’s Firm Name)

By: ___________________________________

Signature

Name: ____________________________________

Title: ____________________________________

Date: ____________________________________

Exhibit A - 18

SCHEDULE I
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
Fidelity Distributors Company LLC

Name of Participating Broker-Dealer:

The following (the “Addendum”) reflects the selling commissions and Servicing Fees as agreed upon between Fidelity Distributors Company LLC (the “Dealer Manager”) and Participating Broker-Dealer, effective as of the effective date of the Participating Broker-Dealer Agreement (the “Agreement”) between the Dealer Manager and Participating Broker-Dealer in connection with the offering of Shares of Fidelity Core Real Estate Fund (the “Company”).

Upfront Selling Commissions

Except as may be provided in the “Plan of Distribution” section of the Private Placement Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by Participating Broker-Dealer of Class S Shares that Participating Broker-Dealer is authorized to sell and for services rendered by Participating Broker-Dealer hereunder, the Dealer Manager shall reallow to Participating Broker-Dealer an upfront selling commission in an amount equal to the percentage set forth below of the transaction price per Share on such completed sales of Class S Shares, as applicable, by Participating Broker-Dealer. Participating Broker-Dealer shall not receive selling commissions for sales of any DRIP Shares, or for sales of any Class I Shares or Class F Shares. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a Subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II of the Agreement, the Company has accepted the subscription agreement of such Subscriber, and, unless the Participating Broker-Dealer has withheld the selling commission as set forth below, the Company has thereafter distributed the selling commission to the Dealer Manager in connection with such transaction.

Participating Broker-Dealer may withhold the selling commissions to which it is entitled pursuant to the Agreement, this Schedule I and the Private Placement Memorandum from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent as set forth in the Subscription Agreement if it represents to the Dealer Manager that: (i) Participating Broker-Dealer is legally permitted to do so; and (ii) (A) Participating Broker-Dealer meets all applicable net capital requirements under the Rules of FINRA or other applicable rules regarding such an arrangement; (B) Participating Broker-Dealer has forwarded the Subscription Agreement to the Company or its agent within the time required under Section II of the Agreement, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions to which Participating Broker-Dealer is entitled, to the Company or its agent; and (C) Participating Broker-Dealer has verified that there are sufficient funds in the investor’s account with Participating Broker-Dealer to cover the entire cost of the subscription. Participating Broker-Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following receipt of the Company’s written acceptance of the subscription, and such funds must be received by the Company or its agent at least five (5) business days prior to the first business day of the month (unless waived by the Company) for the subscription to be executed as of the first business day of such month.

Exhibit A - Schedule I-1

Terms and Conditions of the Servicing Fees

The payment of the Servicing Fee to Participating Broker-Dealer is subject to terms and conditions set forth herein and the Private Placement Memorandum as may be amended or supplemented from time to time. If Participating Broker-Dealer elects to sell Class S Shares, eligibility to receive the Servicing Fee with respect to the Class S Shares, as applicable, sold by Participating Broker-Dealer is conditioned upon Participating Broker-Dealer acting as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing shareholder and account maintenance services with respect to such Shares. For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

(i)
The existence of an effective Participating Broker-Dealer Agreement or ongoing Servicing Agreement between the Dealer Manager and Participating Broker-Dealer, and
(ii)
the provision of services with respect to the Class S Shares, as applicable, by Participating Broker-Dealer, which may include one or more, without limitation and as appropriate, of the following:

1. assistance with recordkeeping, including maintaining records for and on behalf of Participating Broker-Dealer’s customers reflecting transactions and balances of Shares owned,

2. transmitting shareholder communications to its customers from the Company or the Dealer Manager, including the Private Placement Memorandum, annual and periodic reports, and proxy statements,

3. establishing an account and providing ongoing account maintenance,

4. assistance with and answering investor inquiries regarding the Company, including distribution payments and reinvestment decisions,

5. helping investors understand their investments,

6. Share repurchase requests,

7. assistance with Share conversion processing, or

8. providing such other similar services as the shareholder may reasonably require in connection with its investment in the class of Shares.

Participating Broker-Dealer hereby represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements and is providing the above-described services. Participating Broker-Dealer agrees to promptly notify Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class S Shares giving rise to such Servicing Fees or if it no longer satisfies any or all of the conditions set forth above.

Subject to the conditions described herein, the Dealer Manager will reallow to Participating Broker-Dealer the Servicing Fee in an amount described below on Class S Shares, as applicable, sold by Participating Broker-Dealer. To the extent payable, the Servicing Fee will accrue at the beginning of each month based on the Company’s then-current NAV of the Shares of such class and will be payable monthly in arrears as provided in the Private Placement Memorandum. All determinations regarding the total amount

Exhibit A - Schedule I-2

and rate of reallowance of the Servicing Fee, Participating Broker-Dealer’s compliance with the listed conditions, and the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Private Placement Memorandum, at such time as Participating Broker-Dealer is no longer the broker-dealer of record with respect to such Class S Shares, or that Participating Broker-Dealer no longer satisfies any or all of the conditions set forth above, then Participating Broker-Dealer’s entitlement to the Servicing Fees related to such Class S Shares, as applicable, shall cease, and Participating Broker-Dealer shall not receive the Servicing Fee for any month in which Participating Broker-Dealer is not eligible on the last day of such month. Broker-dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class S Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Broker-Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Participating Broker-Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. Participating Broker-Dealer is not entitled to any Servicing Fee with respect to Class I Shares or Class F Shares. The Dealer Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

The Company and the Dealer Manager will cease paying the Servicing Fee on Class S Shares with respect to any Class S Shares held in a shareholder’s account on the earliest to occur of: (i) a listing of Class I Shares on a national securities exchange, (ii) a merger or consolidation of the Company with or into another entity or the sale or other disposition of all or substantially all of the Company’s assets, as a result of which shareholders receive, or have the option to receive, cash, securities redeemable for cash and/or securities of another issuer that are publicly registered or listed on a national securities exchange (other than in connection with a Public REIT Conversion (as defined in the Declaration of Trust)), or (iii) the end of the month in which the Dealer Manager, in conjunction with the Company’s transfer agent, determines that total upfront selling commissions and Servicing Fee paid with respect to such Class S Shares would exceed the limit (if any) set by Participating Broker-Dealer as agreed to in this Schedule I at the time such Class S Shares were issued.

General

Selling commissions and Servicing Fees due to Participating Broker-Dealer pursuant to this Agreement will be paid to Participating Broker-Dealer within 30 days after receipt by the Dealer Manager. Participating Broker-Dealer, in its sole discretion, may authorize Dealer Manager to deposit selling commissions, Servicing Fees or other payments due to it pursuant to this Agreement directly to its bank account. If Participating Broker-Dealer so elects, Participating Broker-Dealer shall provide such deposit authorization and instructions in Schedule II to this Agreement.

The parties hereby agree that the foregoing selling commissions and reallowed Servicing Fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Participating Broker-Dealer’s interest in the Offering is limited to such selling commissions and reallowed Servicing Fee from the Dealer Manager and Participating Broker-Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not

Exhibit A - Schedule I-3

liable or responsible for the direct payment of such selling commissions and reallowed Servicing Fee to Participating Broker-Dealer.

Except as otherwise described under “Upfront Selling Commissions” above, Participating Broker-Dealer waives any and all rights to receive compensation, including Servicing Fee, until it is paid to and received by the Dealer Manager. Participating Broker-Dealer acknowledges and agrees that if the Company pays selling commissions or Servicing Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions or Servicing Fees, as applicable, to Participating Broker-Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by Participating Broker-Dealer for selling commissions or Servicing Fees, as applicable, the Company pays to Dealer Manager, but that Dealer Manager fails to remit to Participating Broker-Dealer. Participating Broker-Dealer affirms that the Dealer Manager’s liability for selling commissions and the Servicing Fee is limited solely to the proceeds of selling commissions and the Servicing Fee, as applicable, receivable from the Company and Participating Broker-Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of the Servicing Fee, as applicable, due until such time as the Dealer Manager is in receipt of the selling commission or Servicing Fee, as applicable, from the Company. Notwithstanding the above, Participating Broker-Dealer affirms that, to the extent Participating Broker-Dealer retains selling commissions as described above under “Upfront Selling Commissions,” neither the Company nor the Dealer Manager shall have liability for selling commissions payable to Participating Broker-Dealer, and that Participating Broker-Dealer is solely responsible for retaining the selling commissions due to Participating Broker-Dealer from the subscription funds received by Participating Broker-Dealer from its customers for the purchase of Shares in accordance with the terms of this Agreement.

Notwithstanding anything herein to the contrary, Participating Broker-Dealer will not be entitled to receive any selling commissions or Servicing Fee that would cause the aggregate amount of selling commissions, Servicing Fees and other forms of underwriting compensation paid from any source in connection with the Offering to exceed any agreed upon amount.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF PARTICIPATING BROKER-DEALER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS

☐ Class S Shares	☐ Class I Shares	☐ Class F Shares

The following reflects the selling commission and the Servicing Fee as agreed upon between the Dealer Manager and Participating Broker-Dealer for the applicable Share class.

Exhibit A - Schedule I-4

Class S Shares
_______(Initials)	Selling commission of [ ]% of the transaction price per Class S Share (Up to 3.50%)	By initialing here, Participating Broker-Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S Shares.
_______(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV, as of the beginning of the first calendar day of each month, of outstanding Class S Shares.

By initialing here, Participating Broker-Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should Participating Broker-Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. Participating Broker-Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

_______(Initials)

A cap on the total selling commissions and Servicing Fees paid with respect to the Class S Shares held within a shareholder’s account of [ ]% of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the DRIP with respect thereto).

By initialing here, Participating Broker-Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to said cap of the gross proceeds from the sale of Class S Shares (including the gross proceeds of Class S Shares issued under the DRIP with respect thereto) on the total selling commissions and Servicing Fees paid with respect to the Class S Shares held in a shareholder’s account and sold pursuant to the Agreement and this Schedule I. Should Participating Broker-Dealer choose to opt out of this provision, there will be no cap and initialing is not necessary.

WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“DEALER MANAGER”

Fidelity Distributors Company LLC

By: ____________________________

Name: ___________________________

Title:____________________________

“DEALER”

_____________________________________

(Print Name of Participating Broker-Dealer)

By: ________________________________

Name: ________________________________

Title: ________________________________

Exhibit A - Schedule I-5

SCHEDULE II
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
Fidelity Distributors Company LLC

NAME OF ISSUER: Fidelity Core Real Estate Fund

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:

Participating Broker-Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, Servicing Fees and other payments due to it pursuant to the Agreement to its bank account specified below. This authority will remain in force until Participating Broker-Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Participating Broker-Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Participating Broker-Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“DEALER”

(Print Name of Participating Broker-Dealer)

By:

Name:

Title:

Date

Exhibit A - Schedule II-1

SCHEDULE III
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
Fidelity Distributors Company LLC

Form of Marketing Rule Disclosure

(“Clear and Prominent” Disclosure)

[Participating Broker-Dealer] (“Participating Broker-Dealer”), a registered broker dealer with the SEC and a member of FINRA, is acting as a participating broker-dealer for Fidelity Core Real Estate Fund (the “Company”), which is advised by Fidelity Diversifying Solutions LLC (the “Investment Manager”), and, in that capacity, is not acting as investment advisor to prospective investors in the Company. Potential investors must make their own investment decisions regarding a potential investment in the Company. Participating Broker-Dealer is not a current advisory client of the Investment Manager and is not an investor in any investment vehicle managed, advised or sponsored by the Investment Manager. For providing solicitation and other services with respect to certain investors who invest in the Company, Participating Broker-Dealer will receive fees and other compensation (the “Fees”) that are generally based upon the size of an investor’s investment in the Company. As a result of the Fees, Participating Broker-Dealer has an incentive to recommend an investment in the Company, which presents a material conflict of interest. Participating Broker-Dealer also may do business or seek to do business with and earn fees or commissions from the Investment Manager or its affiliates, as well as with other third-party fund sponsors that may have similar or different investment objectives from the Company. Examples of such business may include the provision of advisory and placement services. Accordingly, potential investors should recognize that Participating Broker-Dealer’s participation as participating broker-dealer for shares in the Company may be influenced by its interest in such current or future fees and commissions, including differentials in the fees that are offered by Participating Broker-Dealer or other third-party fund sponsors and that the Participating Broker-Dealer is subject to material conflicts of interest.

Exhibit A - Schedule III-1

EXHIBIT A

TO PARTICIPATING BROKER-DEALER AGREEMENT

Dealer Manager Agreement

Exhibit A - A-1

EXHIBIT B

TO PARTICIPATING BROKER-DEALER AGREEMENT

Electronic Signature Use Indemnity Agreement

Participating Broker-Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XXII hereof). In consideration of the Company allowing Participating Broker-Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Participating Broker-Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager Parties, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Participating Broker-Dealer’s representations or covenants set forth in Section XXII hereof or the representations described below.

Participating Broker-Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section XXII hereof. Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Participating Broker-Dealer’s client given with such client’s prior authorization and consent. Participating Broker-Dealer represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Participating Broker-Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Participating Broker-Dealer’s client received all disclosures required by applicable Electronic Signature Law. Participating Broker-Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.

Exhibit A - B-1